Exhibit 24.1

POWER OF ATTORNEY
FOR FORM S-3
We, the undersigned officers and directors of Danaher Corporation hereby severally constitute and appoint Brian W. Ellis and James F. O’Reilly, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names the Registration Statement on Form S-3 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable Danaher Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.
This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.
Executed on the dates indicated below:

By: /s/ Steven M. Rales Name: Steven M. Rales Date: February 20, 2018	By: /s/ Walter G. Lohr, Jr. Name: Walter G. Lohr, Jr. Date February 20, 2018
By: /s/ Mitchell P. Rales Name: Mitchell P. Rales Date: February 20, 2018	By: /s/ John T. Schwieters Name: John T. Schwieters Date: February 20, 2018
By: /s/ Thomas P. Joyce, Jr. Name: Thomas P. Joyce, Jr. Date: February 20, 2018	By: /s/ Alan G. Spoon Name: Alan G. Spoon Date: February 20, 2018
By: /s/ Donald J. Ehrlich Name: Donald J. Ehrlich Date: February 20, 2018	By: /s/ Linda Hefner Filler Name: Linda Hefner Filler Date: February 20, 2018
By: /s/ Elias A. Zerhouni, M.D. Name: Elias A. Zerhouni, M.D. Date: February 20, 2018	By: /s/ Daniel L. Comas Name: Daniel L. Comas Date: February 20, 2018
By: /s/ Raymond C. Stevens, Ph.D. Name: Raymond C. Stevens, Ph.D. Date: February 20, 2018	By: /s/ Robert S. Lutz Name: Robert S. Lutz Date: February 20, 2018
By: /s/ Teri List-Stoll Name: Teri List-Stoll Date: February 20, 2018